Of the 205,688 shares of common stock shown in Column 2 of Table I:

1) 6,431 shares are held directly.

2) 23,813 shares represent the grant of a performance-based restricted stock unit award (granted 10/20/11) that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the Cumulative EPS (Cumulative EPS) of the Companys adjusted core earnings per share during the five-year period beginning on September 1, 2011, and ending on August 31, 2016 (the Performance Period). The Cumulative EPS for the Performance Period is determined by the sum of the adjusted core earnings per share for each of the five fiscal years of the Company during the Performance Period, and it will be measured on three dates: August 31, 2014, August 31, 2015 and August 31, 2016 (each, a Measurement Date). The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full overdrive amount). The applicable portion, if any, of the P5EPSRSUs will vest upon written certification by the Compensation Committee of the Companys Board of Directors that the corresponding performance goal has been satisfied,provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the Performance Period.

3) 18,840 shares represent the grant of a performance-based restricted stock unit award (granted 10/16/12) that has restrictions that lapse at varying rates based on specified performance-based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the Cumulative EPS (Cumulative EPS) of the Companys adjusted core earnings per share during the five-year period beginning on September 1, 2012,and ending on August 31, 2017 (the
Performance Period). The Cumulative EPS for the Performance Period is determined by the sum of the adjusted core earnings per share for each of the five fiscal years of the Company during the Performance Period, and it will be measured on three dates: August 31, 2015,August 31, 2016 and August 31, 2017 (each, a Measurement Date). The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full overdrive amount). The applicable portion, if any, of the PBRSU EPS will vest upon written certification by the Compensation Committee of the Companys Board of Directors that the corresponding performance goal has been satisfied,provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the Performance Period.

4) 28,230 shares represent the grant of a performance-based restricted stock unit award (granted 10/17/13) that has restrictions that lapse at varying rates based on specified performance based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the satisfaction of the Performance Goal.
The Performance Goal shall be based upon the Cumulative EPS of the Companys adjusted core earnings per share for the fiscal years ending August 31, 2015 and August 31, 2016 during the three year Performance Period. The Cumulative EPS for the Performance Period shall be determined by the sum of the adjusted core earnings per share for the Companys fiscal years ending August 31, 2015 and August 31, 2016 and shall be measured on August 31, 2016 (Measurement Date) subject to adjustment as specified in the PBRSU Award Agreement. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full overdrive amount). The applicable portion,if any, of the PBRSUs will vest upon written certification by the Compensation Committee of the Companys
Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non Employee Director has not terminated prior to the end of the Performance Period.

5) 40,215 shares represent the grant of a performance based restricted stock unit award (granted 10/16/14) that has restrictions that lapse at varying rates based on specified performance based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the satisfaction of the Performance Goal. The Performance Goal shall be based upon the Cumulative EPS of the Companys adjusted core earnings per share (as defined in the PBRSU Award Agreemenu) during the three year period beginning September 1, 2014 and ending on August 31, 2017 (the Performance Period). The Cumulative EPS for the Performance Period shall be measured on August 31, 2017(Measurement Date) subject to adjustment as specified in the PBRSU Award Agreement. The portion of the PBRSUs, if any, that become vested and non-forfeitable following the Performance Period shall be determined on August 31, 2017. The number of shares listed tepresents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full overdrive amount). The applicable portion, if any, of the PBRSUs will vest upon written certification by the Compensation Committee of the Companys Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non Employee Director has not terminated prior to the end of the Performance Period.

6) 25,005 shares represent the grant of a performance-based restricted stock unit award (granted 10/14/15) that has restrictions that lapse at varying rates based on specified performance based criteria. Each restricted stock unit rcpresents the right to receive one share of Common Stock at vesting. Shares are earned based upon the satisfaction of the Performance Goal. The Performance Goal shall be based upon the Cumulatpve EPS of the Companys adjusted core earnings per share (as defined in the PBRSU Award Agreement) during the three year period beginning September 1, 2015 and ending on August 31, 2018 (the Performance Period). The Cumulative EPS for the Performance Period shall be measured on August 31, 2018 (Measurement Date) subject to adjustment as specified in the PBRSU EPS Award Agreement. The portion of the PBRSUs, if any, that become vested and non forfeitable following the Performance Period shall be determined on August 31, 2018. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full overdrive amount). The applicable portion, if any, of the PBRSUs will vest upon written certification by the Compensation Committee of the Companys Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non Employee Director has not terminated prior to the end of the Performance Period.

7) 33,340 shares represent the grant of a performance based restricted stock unit award (granted 10/14/15) that has restrictions that lapse at varying rates based on specified performance based criteria. Each restricted stock unit represents the right to receive one share of Common Stock at vesting. Shares are earned based upon the satisfaction of the Performance Goal. The extent to which the Grantees interest in the Restricted Stock Units becomes vested and non forfeitable shall be based upon the satisfaction of the performance goal. The Performance Goal shall be based upon a comparison of the Companys total shareholder return, as defined below (TSR), to the TSR of each company (other than the Company) that comprises the S&P Supercomposite Technology Hardware and Equipment Index (the Index) during the period beginning
September 1, 2015 and ending on August 31, 2018 (the Performance Period).
The TSR for the Performance Period shall be measured at the end of the Performance Period. The number of shares listed represents the maximum number of shares that may be issued upon vesting of the award if the maximum target is met (i.e., the full overdrive amount). The applicable portion, if any, of the PBRSU TSRs will vest upon written certification by the Compensation Committee of the Companys Board of Directors that the corresponding performance goal has been satisfied, provided that continuous status as an employee or consultant or Non-Employee Director has not terminated prior to the end of the Performance Period.

8) 3,764 shares represent the remaining portion of the grant of a restricted stock unit award that has restrictions that lapse at the rate of 30 percent of the shares on the 1st anniversary of the date of grant (which date of grant was 10/17/13), and 30 percent of the shares on the 2nd anniversary of the date of grant, and the remaining 40 percent of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the Plan) to the Company or subsidiary; provided, however, that death, disability or for certain retirement events before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

9) 9,380 shares represent the remaining portion of the grant of a restricted stock unit award that has restrictions that lapse at the rate of 30 percent of the shares on the 1st anniversary of the date of grant (which date of grant was 10/16/14), and 30 percent of the shares on the 2nd anniversary of the date of grant, and the remaining 40 percent of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the Plan) to the Company or subsidiary; provided, however, that death, disability or for certain retirement events before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.

10) 16,670 shares represent the grant of a restricted stock unit award that has restrictions that lapse at the rate of 30 percent of the shares on the 1st anniversary of the date of grant (which date of grant was 10/14/15), and 30 percent of the shares on the 2nd anniversary of the date of grant, and the remaining 40 percent of the shares on the 3rd anniversary of the date of grant, provided that in all instances the reporting person is an employee of, or consultant (as defined in the Plan) to the Company or subsidiary; provided, however, that death, disability or for certain retirement events before those stated vesting dates will not result in forfeiture of the award or specified portions of the award.